Exhibit 10.1

PARKER-HANNIFIN CORPORATION

AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PROGRAM

Adopted: 04/15/2010

Effective: 04/15/2010

WHEREAS, by instrument effective as of January 1, 1980, this supplemental executive retirement benefits program (the “Program”) was established for the benefit of certain employees of Parker-Hannifin Corporation and their beneficiaries; and

WHEREAS, the Program has been amended and restated from time to time; and

WHEREAS, upon recommendation of the Human Resources & Compensation Committee of the Board, the Board of Directors desires to amend and restate the terms, provisions, and conditions of the Program.

NOW, THEREFORE, the Program is hereby amended as of April 15, 2010 as follows:

1. Section 1(kk) of the Program is hereby amended and restated in its entirety, as follows:

(kk) Specified Rate:

(1)	For retirements after January 1, 2011, the Specified Rate means the average of the daily closing On-The-Run Long Bond rates as displayed by the Bloomberg Professional Financial System at screen “GT 30 GVT” (or any successor screen), for the five year period ending on the last day of the second full calendar month preceding the month in which a Participant’s Termination of Employment occurs; provided, however that while 30-Year Treasury Bonds are issued by the U.S. Treasury, the Specified Rate shall be the monthly average annual yield of 30-Year United States Treasury Bonds for constant maturities as published by the Federal Reserve Bank ending for the five year period ending with the month in which a Participant’s Termination of Employment occurs.

(2)	Notwithstanding the foregoing, for purposes of calculating a Change in Control Lump Sum Payment, the Specified Rate shall be the interest rate for immediate annuities of the Pension Benefit Guaranty Corporation (PBGC) in effect on the date of the Change in Control as set forth in Appendix B to Part 2619 of 29 Code of Federal Regulations, or any other successor or similar rate.

Adopted and effective April 15, 2010 by resolution of the Board of Directors of Parker-Hannifin Corporation.

/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr., Secretary